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                [Letterhead of PricewaterhouseCoopers LLP]


                                                           November 10, 1998


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549



Commissioners:

We have read the statements made by Blimpie International, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of November 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP